UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2011

Commission File No. 001-12575

UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87-0342734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7043 South 300 West
Midvale, Utah 84047
Address of principal executive offices

Registrant's telephone number:     (801) 566-1200

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 6, 2011 at the annual meeting, shareholders of the Company approved or indicated their preference on the following matters submitted to them for consideration:

Elected Ernst G. Hoyer as a director of the Company:
For 2,644,531	Withheld 90,998	Broker Non-Votes 544,656

Elected James H. Beeson as a director of the Company:
For 2,652,244	Withheld 83,285	Broker Non-Votes 544,656

Ratified the selection of Jones, Simkins P.C. as the Company’s independent public accounting firm for the year ended December 31, 2011:
For 3,244,036	Against 14,717	Abstentions 21,432

Approved, on an advisory basis, the compensation paid to UTMD’s named executive officers, including the Compensation Discussion and Analysis, compensation tables and narrative discussion:
For 2,697,042	Against 25,619	Abstentions 12,868

Indicated, on an advisory basis, their preference for annual shareholder votes on executive compensation:
1 Year 2,367,054	2 Year 44,313	3 Year 293,886	Abstentions 30,277

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 5/10/2011	By: /s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO